UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2018

PATTERSON-UTI ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 West Sam Houston Pkwy N., Suite 800 Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

(281) 765-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2018, Patterson-UTI Energy, Inc. (the “Company”) completed its offering (the “Offering”) of $525 million aggregate principal amount of the Company’s 3.95% Senior Notes due 2028 (the “Notes”). The Notes are guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries (each, a “Guarantor” and, collectively, the “Guarantors”): Patterson Petroleum LLC, Patterson-UTI Drilling Company LLC, Patterson-UTI Management Services, LLC, Universal Pressure Pumping, Inc., Drilling Technologies 1 LLC, Drilling Technologies 2 LLC, Warrior Rig Technologies US LLC, Seventy Seven Energy LLC, Seventy Seven Operating LLC, Great Plains Oilfield Rental, L.L.C., PTL Prop Solutions, L.L.C., Seventy Seven Land Company LLC and MS Directional, LLC. The Notes were issued in a private offering exempt from, or not subject to, the registration requirements of the Securities Act of 1933 (the “Securities Act”) to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

Indenture

On January 19, 2018, the Company and the Guarantors entered into a base indenture (the “Base Indenture”) and a supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued.

The Notes are senior unsecured obligations of the Company, which rank equally with all other existing and future senior unsecured debt of the Company and will rank senior in right of payment to all other future subordinated debt of the Company. The Notes will be effectively subordinated to any of the future secured debt of the Company to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to the liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes. The Guarantors’ guarantees of the Notes (the “Guarantees”) will rank equally in right of payment with all of the Guarantors’ future unsecured senior debt and senior in right of payment to all of the Guarantors’ future subordinated debt. The Guarantees will be effectively subordinated to any of the Guarantors’ future secured debt to the extent of the value of the assets securing such debt. In the future, the Guarantees may be released and terminated under certain circumstances.

The Company, at its option, may redeem the Notes in whole or part, at any time or from time to time at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest, if any, on those Notes to the redemption date, plus a make-whole premium. Additionally, commencing on November 1, 2027, the Company, at its option, may redeem the Notes in whole or part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on those Notes to the redemption date.

The Indenture includes covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur certain liens, engage in sale and lease-back transactions or consolidate, merge, or transfer all or substantially all of their assets. These covenants are subject to important qualifications and limitations set forth in the Indenture.

Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Notes may require the Company to purchase all or a portion of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of, premium, if any, and accrued interest, if any, on the Notes to become or to be declared due and payable.

The Company intends to use the net proceeds from the Offering to repay amounts outstanding under its existing credit agreement and for general corporate purposes.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the Indenture and the form of note. A copy of the Base Indenture is attached as Exhibit 4.1, a copy of the First Supplemental Indenture is attached as Exhibit 4.2 and a copy of the form of note is attached as Exhibit 4.3 and each is incorporated in this report by reference.

The Notes and Guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws or blue sky laws.

Registration Rights Agreement

On January 19, 2018, in connection with the issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement with Goldman, Sachs & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives (the “Representatives”) of the initial purchasers of the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company and the Guarantors agreed to use commercially reasonable efforts to file a registration statement with the U.S. Securities and Exchange Commission for an offer to exchange the Notes for freely tradable notes substantially identical to the Notes that are registered under the Securities Act. In addition, the Company and the Guarantors have agreed to exchange the Guarantees related to the Notes for registered guarantees having substantially the same terms as the original Guarantees. The Company and the Guarantors have agreed to use commercially reasonable efforts to cause the registration statement to be declared effective by January 4, 2019. The Company and the Guarantors further agreed to file a shelf registration statement for the resale of the Notes if they cannot effect the exchange offer and in certain other circumstances. If the Company and the Guarantors fail to fulfill their obligations described above within specified time periods, additional interest on the Notes will accrue.

The above description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Registration Rights Agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.4 and is incorporated in this report by reference.

Relationships

The Trustee, certain of the Representatives and their respective affiliates have provided, and may in the future provide, a variety of services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Specifically, the Trustee, certain of the Representatives and their respective affiliates are lenders, arrangers and/or agents under the Company’s credit agreement, and have and/or will receive fees, expense reimbursements and interest payments in connection therewith.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of A Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 19, 2018, the Company issued a news release announcing the closing of the Offering. A copy of the news release is attached as Exhibit 99.1.

The information furnished in this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Base Indenture, dated January 19, 2018, among Patterson-UTI Energy, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.2	First Supplemental Indenture, dated January 19, 2018, among Patterson-UTI Energy, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.3	Form of Note (included in Exhibit 4.2 above)

4.4	Registration Rights Agreement, dated January 19, 2018, among Patterson-UTI Energy, Inc., the several guarantors named therein and Goldman, Sachs & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.1	Press Release dated January 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2018

PATTERSON-UTI ENERGY, INC.

By:	/s/ Seth D. Wexler
	Name:	Seth D. Wexler
	Title:	Senior Vice President, General Counsel and Secretary